Lease

relating to

Part of Unit 8

between

Quentin King

and

Clean Power Technologies Limited

Contents

Clause
1	Interpretation	6
2	Grant	9
3	Ancillary rights	9
4	Rights excepted and reserved	9
5	Third party rights	11
6	The Annual Rent	11
7	Insurance	11
8	Rates and taxes	11
9	Utilities	13
10	Common Items	14
11	VAT	14
12	Default interest and interest	14
13	Costs	15
14	Compensation on vacating	15
15	No deduction, counterclaim or set-off	15
16	Assignments	16
17	Underlettings	16
18	Sharing occupation	17
19	Charging	19
20	Prohibition of other dealings	19
21	Registration and notification of dealings and occupation	19
22	Prohibition of noting lease on the Landlord's title	19
23	Repairs	20
24	Decoration	20
25	Alterations	20
26	Signs, aerials and masts	21
27	Returning the Property to the Landlord	21
28	Use	23
29	Compliance with laws	23
30	Encroachments, obstructions and acquisition of rights	24
31	Remedy breaches	24
32	Indemnity	25
33	Covenant for quiet enjoyment of the Landlord	26
34	Guarantee and indemnity	26
35	Condition for re-entry	26
36	Liability	26
37	Entire agreement and exclusion of representations	27
38	Notices, consents and approvals	28
39	Governing law and jurisdiction	28
40	Contracts (Rights of Third Parties) Act 1999	29
41	Landlord and Tenant (Covenants) Act 1995	29

PRESCRIBED CLAUSES

The following clauses are prescribed under rule 58A of the Land Registration Rules 2003.

LR1. Date of lease    29th June 2009

LR2. Title number(s)

LR2.1 Landlord's title number(s)

ESX231882

LR2.2 Other title numbers

 None

LR3. Parties to this lease

Landlord

Quentin King of Unit 8, E Plan Industrial Estate, New Road, Newhaven, East Sussex, BN9 0EH, United Kingdom.

Tenant

Clean Power Technologies Limited, a company incorporated and registered in England and Wales with company number 05812360, whose registered office is at Wiston House, 1 Wiston Avenue, Worthing, West Sussex, BN14 7QL.

Other parties

None.

LR4. Property

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

See the definition of " Property " in clause 1.1 of this lease.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 1.1 in the definition of "Contractual Term ".

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord's contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements as specified in clause 3 of this lease.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements as specified in clause 4 and clause 5.2 of this lease.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction
None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

THIS  LEASE is dated 29th June 2009

Parties

(1)	Quentin King of Unit 8, E Plan Industrial Estate, New Road, Newhaven, East Sussex, BN9 0EH, United Kingdom (Landlord).

(2)
Clean Power Technologies Limited, a company incorporated and registered in England and Wales with company number 05812360, whose registered office is at Wiston House, 1 Wiston Avenue, Worthing, West Sussex, BN14 7QL (Tenant).

Agreed Terms

1.	Interpretation

1.1	The definitions and rules of interpretation set out in this clause 1.1 apply to this lease.

1954 Act: Landlord and Tenant Act 1954.

Annual Rent: rent at the initial rate of £15,000 per annum and any interim rent determined under the 1954 Act.

CDM Regulations: the Construction (Design and Management) Regulations 2007.

Contractual Term: a term of 5 years beginning on and including the date of this lease

Default Interest Rate: 4% above the Interest Rate.

Insurance Rent: the aggregate in each year of the gross cost of the premium before any discount or commission for the insurance of:

(a)
the Property, other than any plate glass, for its full reinstatement cost (taking inflation of building costs into account) against loss or damage by or in consequence of the Insured Risks, including costs of demolition, site clearance, site protection and shoring-up, professionals' and statutory fees and incidental expenses, the cost of any work which may be required under any law and VAT in respect of all those costs, fees and expenses;

(b)	loss of Annual Rent of the Property for five years; and

(c)	any insurance premium tax payable on the above.

Insured Risks: means fire, explosion, lightning, earthquake, storm, flood, bursting and overflowing of water tanks, apparatus or pipes, impact by aircraft and articles dropped from them, impact by vehicles, riot, civil commotion and any other risks against which the Landlord decides to insure against from time to time and Insured Risk means any one of the Insured Risks.

Interest Rate: interest at the base lending rate from time to time of Barclays Bank PLC, or if that base lending rate stops being used or published then at a comparable commercial rate reasonably determined by the Landlord.

Landlord's Neighbouring Property: each and every part of the adjoining and neighbouring property and building in which the Landlord has an interest registered with title number ESX231882 shown edged in green on the attached Plan

Permitted Use: Warehouse within Use Classes B1 or B2 of the Town and Country Planning (Use Classes) Order 1987 as at the date this lease is granted.

Plan: the Plan attached to this lease

Property: Unit 8 E Plan Industrial Estate, New Road, East Sussex, Newhaven, BN9 0EH, England shown edged red on the Plan

Rent Payment Dates: 25 March, 24 June, 29 September and 25 December.

Reservations: all of the rights excepted, reserved and granted to the Landlord by this lease.

Service Charge: a fair and reasonable proportion of any cost or expense incurred by the Landlord in relation to sums due under the Transfer dated 20th November 1998 referred to at entry 3 of the Property Register and entry 7 of the Charges Register of title number ESX231882

Service Media: the lifts and lift machinery and equipment and all media for the supply or removal of the Utilities and all structures, machinery and equipment ancillary to those media.

Third Party Rights: all rights, covenants and restrictions affecting the Property including the matters referred to at the date of this lease in the property register and the charges register of title number ESX231882

Utilities:  heat, air conditioning, electricity, gas, water, sewage, telecommunications, data and other services and utilities supplied or removed via the Service Media.

VAT: value added tax chargeable under the Value Added Tax Act 1994 or any similar replacement or additional tax.

1.2
A reference to this lease, except a reference to the date of this lease or to the grant of the lease, is a reference to this deed and any deed, licence, consent, approval or other instrument supplemental to it.

1.3
A reference to the Landlord includes a reference to the person entitled to the immediate reversion to this lease. A reference to the Tenant includes a reference to its successors in title and assigns. A reference to a guarantor is to any guarantor of the tenant covenants of this lease including a guarantor who has entered into an authorised guarantee agreement.

1.4	In relation to any payment, a reference to a fair proportion is to a fair proportion of the total amount payable, determined conclusively (except as to questions of law) by the Landlord.

1.5	The expressions landlord covenant and tenant covenant each has the meaning given to it by the Landlord and Tenant (Covenants) Act 1995.

1.6	Unless the context otherwise requires, a reference to the Property is to the whole and any part of it.

1.7	A reference to the term is to the Contractual Term and any agreed or statutory continuation of this lease.

1.8	A reference to the end of the term is to the end of the term however it ends.

1.9
References to the perpetuity period are to the period of 80 years from the commencement of the term and that period is the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964.

1.10
References to the consent of the Landlord are to the consent of the Landlord given in accordance with clause 40.4 and references to the approval of the Landlord are to the approval of the Landlord given in accordance with clause 40.5.

1.11	A Working Day is any day which is not a Saturday, a Sunday, a bank holiday or a public holiday in England.

1.12
Unless otherwise specified, a reference to a particular law is a reference to it as it is in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under it and all orders, notices, codes of practice and guidance made under it.

1.13
A reference to laws in general is to all local, national and directly applicable supra-national laws in force for the time being, taking account of any amendment, extension, application or re-enactment and includes any subordinate laws for the time being in force made under them and all orders, notices, codes of practice and guidance made under them.

1.14
Any obligation in this lease on the Tenant not to do something includes an obligation not to agree to or suffer that thing to be done and an obligation to use best endeavours to prevent that thing being done by another person.

1.15	Unless the context otherwise requires, where the words include(s) or including are used in this lease, they are deemed to have the words "without limitation" following them.

1.16	A person includes a corporate or unincorporated body.

1.17	References to writing or written do not include faxes or email.

1.18
Except where a contrary intention appears, a reference to a clause or schedule, is a reference to a clause of, or schedule to, this lease and a reference in a schedule to a paragraph is to a paragraph of that schedule.

1.19	Clause, schedule and paragraph headings do not affect the interpretation of this lease.

2.	Grant

2.1	The Landlord lets the Property to the Tenant for the Contractual Term.

2.2	The grant is made together with the ancillary rights set out in clause 3, excepting and reserving to the Landlord the rights set out in clause 4, and subject to the Third Party Rights.

2.3	The grant is made with the Tenant paying the following as rent to the Landlord:

(a)	the Annual Rent and all VAT in respect of it;

(b)	the Insurance Rent and all VAT in respect of it;

(c)	all interest payable under this lease; and

(d)	all other sums due under this lease.

3.	Ancillary rights

Neither the grant of this lease nor anything in it confers any right over neighbouring property nor is to be taken to show that the Tenant may have any right over neighbouring property, and section 62 of the Law of Property Act 1925 does not apply to this lease.

4.	Rights excepted and reserved

4.1	The following rights are excepted and reserved from this lease to the Landlord for the benefit of the Landlord's Neighbouring Property and to the extent possible for the benefit of any neighbouring or adjoining property in which the Landlord acquires an interest during the term:

(a)	rights of light, air, support and protection to the extent those rights are capable of being enjoyed at any time during the term;

(b)
the right to use and to connect into Service Media at the Property which are in existence at the date of this lease or which are installed or constructed during the period of 80 years from the commencement of the term (and that period is the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964);

(c)
at any time during the term, the full and free right to develop the Landlord's Neighbouring Property and any neighbouring or adjoining property in which the Landlord acquires an interest during the Contractual Term as the Landlord may think fit;

(d)	the right to erect scaffolding at the Property and attach it to any building or structure on the Property in connection with any of the Reservations;

(e)	the right to attach any structure, fixture or fitting to the boundary of the Property in connection with any of the Reservations; and

(f)	the right to re-route any Service Media at or serving the Property or re-route any means of access to or egress from the Property,

 notwithstanding that the exercise of any of the Reservations or the works carried out pursuant to them result in a reduction in the flow of light or air to the Property or loss of amenity for the Property.

4.2	The Landlord reserves the right to enter the Property:

(a)	to repair, maintain or replace any Service Media or structure relating to any of the Reservations; and

(b)	for any other purpose mentioned in or connected with:

(i)	this lease;

(ii)	the Reservations; and

(iii)	the interest of the Landlord in the Property.

4.3	The Reservations may be exercised by the Landlord and by anyone else who is or becomes entitled to exercise them, and by anyone authorised by the Landlord.

4.4
The Tenant shall allow all those entitled to exercise any right to enter the Property, to do so with their workers, contractors, agents and professional advisors, and to enter the Property at any reasonable time (whether or not during usual business hours) and, except in the case of an emergency, after having given reasonable written notice to the Tenant.

4.5
No party exercising any of the Reservations, nor its workers, contractors, agents and professional advisors, shall be liable to the Tenant or to any undertenant or other occupier of or person at the Property for any loss, damage, injury, nuisance or inconvenience arising by reason of its exercising any of the Reservations except for:

(a)	physical damage to the Property; or

(b)	any loss, damage, injury, nuisance or inconvenience in relation to which the law prevents the Landlord from excluding liability.

5.	Third party rights

5.1
The Tenant shall comply with all obligations on the Landlord relating to the Third Party Rights (insofar as those obligations relate to the Property) and shall not do anything (even if otherwise permitted by this lease) that may interfere with any Third Party Right.

5.2	The Tenant shall allow the Landlord and any other person authorised by the terms of the Third Party Right to enter the Property in accordance with its terms.

6.	The Annual Rent

6.1
The Tenant shall pay the Annual Rent and any VAT in respect of it by four equal instalments in advance on or before the Rent Payment Dates. The payments shall be made by banker's standing order or by any other method that the Landlord requires at any time by giving notice to the Tenant.

6.2
The first instalment of the Annual Rent and any VAT in respect of it shall be made on the date of this lease and shall be the proportion, calculated on a daily basis, in respect of the period from the date of this lease until the day before the next Rent Payment Date.

7.	Service Charge

7.1	The Tenant shall pay the Service Charge and any VAT in respect of it within 7 days of written demand to the Landlord.

8.	Insurance

8.1
Subject to clause 8.2,  the Landlord shall keep the Property (other than any plate glass at the Property) insured against loss or damage by the Insured Risks for the sum which the Landlord considers to be its full reinstatement cost (taking inflation of building costs into account). The Landlord shall not be obliged to insure any part of the Property installed by the Tenant.

8.2	The obligation of the Landlord to insure is subject to:

(a)	any exclusions, limitations, excesses and conditions that may be imposed by the insurers;

(b)	insurance being available in the London insurance market on reasonable terms acceptable to the Landlord; and

(c)	in relation to Insured Risks resulting from an act of terrorism, the Landlord having (from time to time) extended its insurance cover to damage resulting from any such act.

8.3	The Tenant shall pay to the Landlord on demand:

(a)	the Insurance Rent;

(b)	any amount that is deducted or disallowed by the insurers pursuant to any excess provision in the insurance policy; and

(c)	any costs that the Landlord incurs in obtaining a valuation of the Property for insurance purposes.

If the Landlord insures the Property together with other land, the amount of the Insurance Rent shall be a fair proportion of the total for the Property and the other land.

8.4	The Tenant shall:

(a)	give the Landlord notice immediately any matter occurs that any insurer or underwriter may treat as material in deciding whether or on what terms to insure or to continue to insure the Property;

(b)
not do or omit anything as a result of which any policy of insurance of the Property or any neighbouring property may become void or voidable or otherwise prejudiced, or the payment of any policy money may be withheld, nor (unless the Tenant has previously notified the Landlord and has paid any increased or additional premium) anything as a result of which any increased or additional insurance premium may become payable;

(c)	comply at all times with the requirements and recommendations of the insurers relating to the Property;

(d)	give the Landlord immediate notice of the occurrence of any damage or loss relating to the Property arising from an Insured Risks;

(e)
not effect any insurance of the Property (except any plate glass at the Property), but if it becomes entitled to the benefit of any insurance proceeds in respect of the Property (other than in respect of plate glass) pay those proceeds or cause them to be paid to the Landlord; and

(f)	pay the Landlord an amount equal to any insurance money that the insurers of the Property refuse to pay by reason of any act or omission of the Tenant or any undertenant, their workers, contractors or agents or any person at the Property with the actual or implied authority of any of them.

8.5
The Landlord shall, subject to obtaining all necessary planning and other consents, use all insurance money received (other than for loss of rent) to repair the damage for which the money has been received or (as the case may be) in rebuilding the Property. The Landlord shall not be obliged to:

(a)	provide accommodation identical in layout or design so long as accommodation reasonably equivalent to that previously at the Property is provided; or

(b)	repair or rebuild if the Tenant has failed to pay any of the Insurance Rent; or

(c)	repair or rebuild the Property after a notice has been served pursuant to clause 8.7.

8.6
If the Property is damaged or destroyed by an Insured Risk so as to be unfit for occupation and use then, unless the policy of insurance of the Property has been vitiated in whole or in part in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them, payment of the Annual Rent, or a fair proportion of it according to the nature and extent of the damage, shall be suspended until the Property has been reinstated and made fit for occupation and use, or until the end of five years from the date of damage or destruction, if sooner.

8.7
If, following damage to or destruction of the Property, the Landlord considers that it is impossible or impractical to reinstate the Property, the Landlord may terminate this lease by giving 3 month's written notice to the Tenant. On giving notice this lease shall determine but this shall be without prejudice to any right or remedy of the Landlord in respect of any breach of tenant covenants of this lease. Any proceeds of the insurance (other than any insurance for plate glass) shall belong to the Landlord.

9.	Rates and taxes

9.1	The Tenant shall pay all present and future rates, taxes and other impositions payable in respect of the Property, its use and any works carried out there, other than:

(a)	any taxes payable by the Landlord in connection with any dealing with or disposition of the reversion to this lease; or

(b)	any taxes, other than VAT and insurance premium tax, payable by the Landlord by reason of the receipt of any of the rents due under this lease.

9.2	If any rates, taxes or other impositions are payable in respect of the Property together with other property, the Tenant shall pay a fair proportion of the amount payable.

9.3	The Tenant shall not make any proposal to alter the rateable value of the Property or that value as it appears on any draft rating list, without the approval of the Landlord.

9.4
If, after the end of the term, the Landlord loses rating relief (or any similar relief or exemption) because it has been allowed to the Tenant, then the Tenant shall pay the Landlord an amount equal to the relief or exemption that the Landlord has lost.

10.	Utilities

10.1	The Tenant shall pay all costs in connection with the supply and removal of the Utilities directly to and from the Property.

10.2	If any of those costs are payable in relation to the Property together with other property, the Tenant shall pay a fair proportion of all those costs.

10.3	The Tenant shall comply with all laws and with any recommendations of the relevant suppliers relating to the use of those Utilities.

11.	Common Items

11.1
The Tenant shall pay the Landlord on demand a fair proportion of all costs payable for the maintenance, repair, and renewal of all Service Media, structures and other items used or capable of being used by the Property in common with other property.

11.2	The Tenant shall comply with all reasonable regulations the Landlord may make from time to time in connection with the use of any of those Service Media, structures or other items.

12.	VAT

12.1
All sums payable by the Tenant are exclusive of any VAT that may be chargeable. The Tenant shall pay VAT in respect of all taxable supplies made to it in connection with this lease on the due date for making any payment or, if earlier, the date on which that supply is made for VAT purposes.

12.2
Every obligation on the Tenant, under or in connection with this lease, to pay the Landlord or any other person any sum by way of a refund or indemnity, shall include an obligation to pay an amount equal to any VAT incurred on that sum by the Landlord or other person except, to the extent that the Landlord or other person obtains credit for such VAT under the Value Added Tax Act 1994.

13.	Default interest and interest

13.1
If any Annual Rent or any other money payable under this lease has not been paid by the date it is due, whether it has been formally demanded or not, the Tenant shall pay the Landlord interest at the Default Interest Rate (both before and after any judgment) on that amount for the period from the due date to and including the date of payment.

13.2
If the Landlord does not demand or accept any Annual Rent or other money due or tendered under this lease because the Landlord reasonably believes that the Tenant is in breach of any of the tenant covenants of this lease, then the Tenant shall, when that amount is accepted by the Landlord, also pay interest at the Interest Rate on that amount for the period from the date the amount (or each part of it) became due until the date it is accepted by the Landlord.

14.	Costs

14.1
The Tenant shall pay the costs and expenses of the Landlord including any solicitors' or other professionals' costs and expenses (incurred both during and after the end of the term) in connection with or in contemplation of:

(a)	the enforcement of the tenant covenants of this lease;

(b)
serving any notice in connection with this lease under section 146 or 147 of the Law of Property Act 1925 or taking any proceedings under either of those sections, notwithstanding that forfeiture is avoided otherwise than by relief granted by the court;

(c)	serving any notice in connection with this lease under section 17 of the Landlord and Tenant (Covenants) Act 1995;

(d)	the preparation and service of a schedule of dilapidations in connection with this lease; and

(e)
any consent or approval applied for under this lease, whether or not it is granted (unless the consent or approval is unreasonably withheld by the Landlord in circumstances where the Landlord is not unreasonably to withhold it ).

14.2
Where the Tenant is obliged to pay or indemnify the Landlord against any solicitors' or other professionals' costs and expenses (whether under this or any other clause of this lease) that obligation extends to those costs and expenses assessed on a full indemnity basis.

15.	Compensation on vacating

Any right of the Tenant or anyone deriving title under the Tenant to claim compensation from the Landlord on leaving the Property under the Landlord and

Tenant Act 1927 or the 1954 Act is excluded, except to the extent that the legislation prevents that right being excluded.

16.	No deduction, counterclaim or set-off

The Annual Rent and all other money due under this lease are to be paid by the Tenant or any guarantor (as the case may be) without deduction, counterclaim or set-off.

17.	Assignments

17.1	The Tenant shall not assign the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

17.2	The Tenant shall not assign part only of this lease.

17.3
The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to all or any of the following conditions:

(a)
a condition that the assignor (and any former tenant who because of section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the tenant covenants of this lease) enters into an authorised guarantee agreement which:

(i)	is in respect of all the tenant covenants of this lease;

(ii)
is in respect of the period beginning with the date the assignee becomes bound by those covenants and ending on the date when the assignee is released from those covenants by virtue of section 5 of the Landlord and Tenant (Covenants) Act 1995;

(iii)	imposes principal debtor liability on the assignor (and any former tenant);

(iv)
requires (in the event of a disclaimer of liability under this lease) the assignor (or former tenant as the case may be) to enter into a new tenancy for a term equal to the unexpired residue of the Contractual Term; and

(v)	is otherwise in a form reasonably required by the Landlord; and

(b)
a condition that a person of standing acceptable to the Landlord enters into a guarantee and indemnity of the tenant covenants of this lease in the form reasonably required by the Landlord (but with such amendments and additions as the Landlord may reasonably require).

17.4
The Landlord and the Tenant agree that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment if any Annual Rent or other money due under this lease is outstanding.

17.5
Nothing in this clause 17 shall prevent the Landlord from giving consent subject to any other reasonable condition, nor from refusing consent to an assignment in any other circumstance where it is reasonable to do so.

18.	Underlettings

18.1	The Tenant shall not underlet the whole of the Property except in accordance with this clause 18 nor without the consent of the Landlord, such consent not to be unreasonably withheld.

18.2	The Tenant shall not underlet part only of the Property.

18.3	The Tenant shall not underlet the Property:

(a)	together with any property or any right over property that is not included within this lease

(b)	at a fine or premium or reverse premium

(c)	allowing any rent free period to the undertenant

(d)
without the Tenant having first procured that the prospective undertenant has entered into such confidentiality undertakings with the Landlord regarding the proposed underlease that the Landlord may in its absolute discretion require

18.4	The Tenant shall not underlet the Property unless, before the underlease is granted, the Tenant has given the Landlord:

(a)	a certified copy of the notice served on the undertenant, as required by section 38A(3)(a) of the 1954 Act, applying to the tenancy to be created by the underlease; and

(b)	a certified copy of the declaration or statutory declaration made by the undertenant in accordance with the requirements of section 38A(3)(b) of the 1954 Act.

18.5	Any underletting by the Tenant shall be by deed and shall include:

(a)	an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the 1954 Act are excluded from applying to the tenancy created by the underlease;

(b)
the reservation of a rent which is not less than the full open market rental value of the Property at the date the Property is underlet and which is payable at the same times as the Annual Rent under this lease;

(c)	provisions for the review of rent at the same dates and on the same basis as the review of rent in this lease, unless the term of the underlease does not extend beyond the next Review Date;

(d)
a covenant by the undertenant, enforceable by and expressed to be enforceable by the Landlord (as superior landlord at the date of grant) and its successors in title in their own right, to observe and perform the tenant covenants in the underlease and any document that is supplemental or collateral to it and the tenant covenants in this lease, except the covenants to pay the rents reserved by this lease;

(e)	provisions requiring the consent of the Landlord to be obtained in respect of any matter for which the consent of the Landlord is required under this lease; and

(f)	in the case of an underlease that is not substantively registrable at HM Land Registry, a covenant by the undertenant not to register any notice of the underlease at HM Land Registry,

and shall otherwise be consistent with and include tenant covenants no less onerous (other than as to the Annual Rent) than those in this lease and in a form approved by the Landlord, such approval not to be unreasonably withheld.

18.6	In relation to any underlease granted by the Tenant, the Tenant shall:

(a)	not vary the terms of the underlease nor accept a surrender of the underlease without the consent of the Landlord, such consent not to be unreasonably withheld;

(b)	enforce the tenant covenants in the underlease and not waive any of them nor allow any reduction in the rent payable under the underlease;

(c)	ensure that in relation to any rent review the revised rent is not agreed without the approval of the Landlord, such approval not to be unreasonably withheld; and

(d)	where the underlease is not substantively registrable at HM Land Registry, not register or agree to the registration of any notice of the underlease.

19.	Sharing occupation

The Tenant may not share occupation of the Property with any person.

20.	Charging

20.1	The Tenant shall not charge the whole of this lease without the consent of the Landlord, such consent not to be unreasonably withheld.

20.2	The Tenant shall not charge part only of this lease.

21.	Prohibition of other dealings

Except as expressly permitted by this lease, the Tenant shall not assign, underlet, charge, part with or share possession or share occupation of this lease or the Property or hold the lease on trust for any person (except pending registration of a dealing permitted by this lease at HM Land Registry or by reason only of joint legal ownership).

22.	Registration and notification of dealings and occupation

22.1	In this clause a Transaction is:

(a)	any dealing with this lease or the devolution or transmission of, or parting with possession of any interest in it; or

(b)
the creation of any underlease or other interest out of this lease, or out of any interest, underlease derived from it, and any dealing, devolution or transmission of, or parting with possession of any such interest or underlease; or

(c)	the making of any other arrangement for the occupation of the Property.

22.2
In respect of every Transaction that is registrable at HM Land Registry, the Tenant shall promptly following completion of the Transaction apply to register it (or procure that the relevant person so applies). The Tenant shall (or shall procure that) any requisitions raised by HM Land Registry in connection with an application to register a Transaction are dealt with promptly and properly. Within one month of completion of the registration, the Tenant shall send the Landlord official copies of its title (and where applicable of the undertenant's title).

22.3	No later than one month after a Transaction the Tenant shall:

(a)	give the Landlord's solicitors notice of the Transaction;

(b)	deliver two certified copies of any document effecting the Transaction to the Landlord's solicitors; and

(c)	pay the Landlord's solicitors a registration fee of £50 (plus VAT).

22.4	If the Landlord so requests, the Tenant shall promptly supply the Landlord with full details of the occupiers of the Property and the terms upon which they occupy it.

23.	Prohibition of noting lease on the Landlord's title

The Tenant shall not make any application to note this lease on the Landlord's registered title or to register a caution against first registration of the Landlord's interest in the Property.

24.	Repairs

24.1	The Tenant shall keep the Property clean and tidy and in good repair and condition.

24.2	The Tenant shall not be liable to repair the Property to the extent that any disrepair has been caused by Insured Risks, unless and to the extent that:

(a)
the policy of insurance of the Property has been vitiated or any insurance proceeds withheld in consequence of any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any person on the Property with the actual or implied authority of any of them; or

(b)	the insurance cover in relation to that disrepair is excluded, limited, is unavailable or has not been extended, as mentioned in clause 8.2.

24.3
The Tenant shall keep the external areas of the Property in a clean and tidy condition and not allow any rubbish or waste to be left there. The Tenant shall clean all windows at the Property as often as is necessary.

25.	Decoration

25.1	The Tenant shall decorate the outside and the inside of the Property as often as is reasonably necessary and also in the last three months before the end of the term.

25.2
All decoration shall be carried out in a good and proper manner using good quality materials that are appropriate to the Property and the Permitted Use and shall include all appropriate preparatory work.

25.3	All decoration carried out in the last three months of the term shall also be carried out to the satisfaction of the Landlord and using materials, designs and colours approved by the Landlord.

25.4	The Tenant shall replace the floor coverings at the Property within the three months before the end of the term with new ones of good quality and appropriate to the Property and the Permitted Use.

26.	Alterations

26.1
The Tenant shall not make any external or structural alteration or addition to the Property and shall not make any opening in any boundary structure of the Property other than as mentioned in clause 26.3.

26.2
The Tenant shall not install any Service Media on the exterior of the Property nor alter the route of any Service Media at the Property without the consent of the Landlord, such consent not to be unreasonably withheld.

26.3	The Tenant may install and remove non-structural, demountable partitioning provided that it makes good any damage to the Property.

27.	Permitted Alterations

27.1	Subject to the terms of this clause 27 the Tenant shall be permitted to carry out the works identified in the Schedule (“the Permitted Works”)

27.2	If the Permitted Works are commenced:

(a)
To obtain all consents required for the execution and retention of the Permitted Works (whether under any Statute or from the owners of any interest in or occupiers of adjoining or neighbouring property or otherwise); and

(b)
to comply with all the terms and conditions contained in the consents and approvals relating to the Permitted Works and to serve all notices required to be served (whether under any Statute or otherwise) prior to the commencement of the Permitted Works  and to ensure that it is otherwise lawful to commence the Permitted Works; and

(c)
to carry out the Permitted Works with all due diligence and speed in a good and workmanlike manner with new good and sound materials  and complete them in their entirety in accordance with the Plans and Specification within six months after the date of commencement; and

(d)
to execute the Permitted Works in accordance with the terms and conditions of all consents and approvals granted in respect of the same the requirements of all statutes and all insurers of the Property and the regulations laid down by the Institute of Electrical Engineers and all other similar regulatory bodies; and

(e)
to be responsible for compliance with and to comply with the terms and conditions of all consents and approvals granted in respect of the Permitted Works and with the requirements of all statutes and all insurers of the Property applicable to arising from or imposed as a result of the execution or retention of the Permitted Works; and

(f)
if the Permitted Works constitute construction work covered by the CDM Regulations to elect in writing to be treated for the purposes of the CDM Regulations as the only client and to ensure compliance with the CDM Regulations and following completion of the alterations or works to supply a copy of the health and safety file to the Landlord and at all times during the Term to keep and update any health and safety file in regard to the Property and to deliver the same up to the Landlord at the end or sooner determination of the Term; and

(g)
on completion of the Permitted Works to remove all debris and equipment from the Property to make good any damage (decorative or otherwise) caused to the Property by the execution of the Permitted Works to clean the Property and then to notify the Landlord in writing that each of such obligations have been complied with (and the Permitted Works shall not be considered to have been completed for the purposes of satisfying any obligation under this deed until this covenant has been complied with); and

(h)
to supply to the Landlord on demand all such copy documents information and evidence as it may reasonably require in order to satisfy itself that the provisions of this deed have been complied with; and

(i)
to permit the Landlord and all others authorised by it to enter the Property at all reasonable times and on reasonable prior notice for the purpose of inspecting the Permitted Works or any unauthorised works; and

(j)
if any consent implemented by the Tenant requires the execution of further works then if requested to do so by the Landlord to execute such further works and complete them in their entirety prior to the end of the Term (whether or not such consent specifies a later date); and

(k)
unless requested not to do so by the Landlord or unless a new lease is to be granted to the Tenant at the end of the Term (containing provisions for the reinstatement of the Property prior to the end of the term of such new lease to the same effect as those contained in this deed) to reinstate the Property prior to the end of the Term by removing all works executed pursuant to this deed and restoring those parts of the Property affected by such works to the state and condition in which they were prior to their execution

27.3	To ensure that the execution of the Permitted Works does not:

(a)	cause any damage disturbance annoyance or nuisance to any owner of any interest in or occupier of the Property and/or adjoining or neighbouring property or any other person;

(b)	cause any damage or disturbance to the structure of or any plant or machinery at the Property or to any adjoining or neighbouring property;

(c)	infringe interrupt or destroy any right easement or privilege;

(d)	interrupt any service to or from adjoining or neighbouring property;

(e)	vitiate (in whole or in part) or increase the premiums payable in respect of any insurance of the Property and/or adjoining or neighbouring property;

27.4
To indemnify and keep the Landlord indemnified against all claims demands actions or proceedings made or brought and all losses damages costs expenses and liabilities incurred suffered or arising directly or indirectly in respect of or otherwise connected with the commencement execution or retention of the Permitted Works or any breach of this clause.

28.	Signs, aerials and masts

28.1	In this clause 28 Signs include signs, fascia, placards, boards, posters and advertisements.

28.2
The Tenant shall not attach any Signs to the exterior of the Property or display any inside the Property so as to be seen from the outside, except Signs of a design, size and number and in a position that are appropriate to the Property and the Permitted Use, without the consent of the Landlord, such consent not to be unreasonably withheld.

28.3	Before the end of the term, the Tenant shall remove any Signs placed by it at the Property and shall make good any damage caused to the Property by that removal.

28.4	The Tenant shall allow the Landlord to fix to and keep at the Property any sale or re-letting board as the Landlord reasonably requires.

29.	Returning the Property to the Landlord

29.1	At the end of the term the Tenant shall return the Property to the Landlord in the repair and condition required by this lease.

29.2	the Tenant shall remove items it has fixed to the Property and make good any damage caused to the Property by that removal ..

29.3	At the end of the term, the Tenant shall remove from the Property all chattels belonging to or used by it.

29.4
The Tenant irrevocably appoints the Landlord to be the agent for the Tenant to store or dispose of any chattels or items it has fixed to the Property and which have been left by the Tenant on the Property for more than 10 weeks after the end of the term. The Landlord shall not be liable to the Tenant by reason of that storage or disposal. The Tenant shall indemnify the Landlord in respect of any claim made by a third party in relation to that storage or disposal.

29.5
If the Tenant does not comply with its obligations in this clause, then, without prejudice to any other right or remedy of the Landlord, the Tenant shall pay the Landlord an amount equal to the Annual Rent the period that it would reasonably take to put the Property into the condition it would have been in had the Tenant performed its obligations under this clause. The amount shall be a debt due on demand from the Tenant to the Landlord.

30.	Use

30.1	The Tenant shall not use the Property for any purpose other than the Permitted Use.

30.2
The Tenant shall not use the Property for any illegal purpose nor for any purpose or in a manner that would cause loss, damage, injury, nuisance or inconvenience to the Landlord or any other owners, tenants or occupiers of any owner or occupier of neighbouring property.

30.3	The Tenant shall not overload any structural part of the Property nor any Service Media at or serving the Property.

31.	Compliance with laws

31.1	The Tenant shall comply with all laws relating to:

(a)	the Property and the occupation and use of the Property by the Tenant;

(b)	the use of all Service Media and machinery and equipment at or serving the Property;

(c)	any works carried out at the Property; and

(d)	all materials kept at or disposed from the Property.

31.2
Without prejudice to any obligation on the Tenant to obtain any consent or approval under this lease, the Tenant shall carry out all works that are required under any law to be carried out at the Property by the occupier.

31.3	Within 5 days after receipt of any notice or other communication affecting the Property (and whether or not served pursuant to any law) the Tenant shall:

(a)	send a copy of the relevant document to the Landlord; and

(b)	take all steps necessary to comply with the notice or other communication and take any other action in connection with it as the Landlord may require.

31.4	The Tenant shall not apply for any planning permission for the Property.

31.5
The Tenant shall not carry out any works at the Property in respect of which the CDM Regulations apply without the consent of the Landlord. Such consent is not to be unreasonably withheld in the case of works in respect of which the Landlord is not otherwise to withhold its consent unreasonably or which the Tenant is obliged to carry out under the terms of this lease.

31.6	The Tenant shall maintain the health and safety file for the Property in accordance with the CDM Regulations and shall give it to the Landlord at the end of the term.

31.7
As soon as the Tenant becomes aware of any defect in the Property, it shall give the Landlord notice of it. The Tenant shall indemnify the Landlord against any liability under the Defective Premises Act 1972 in relation to the Property by reason of any failure of the Tenant to comply with any of the tenant covenants in this lease.

31.8
The Tenant shall keep the Property equipped with all fire prevention, detection and fighting machinery and equipment and fire alarms which are required under all relevant laws or required by the insurers of the Property or reasonably recommended by them or reasonably required by the Landlord and shall keep that machinery, equipment and alarms properly maintained and available for inspection.

32.	Encroachments, obstructions and acquisition of rights

32.1	The Tenant shall not grant any right or licence over the Property to a third party.

32.2	If a third party makes or attempts to make any encroachment over the Property or takes any action by which a right may be acquired over the Property, the Tenant shall:

(a)	immediately give notice to the Landlord; and

(b)	take all steps (including any proceedings) the Landlord reasonably requires to prevent or license the continuation of that encroachment or action.

32.3	The Tenant shall not obstruct the flow of light or air to the Property nor obstruct any means of access to the Property.

32.4	The Tenant shall not make any acknowledgement that the flow of light or air to the Property or that the means of access to the Property is enjoyed with the consent of any third party.

32.5	If any person takes or threatens to take any action to obstruct the flow of light or air to the Property or obstruct the means of access to the Property, the Tenant shall:

(a)	immediately notify the Landlord; and

(b)	take all steps (including proceedings) the Landlord reasonably requires to prevent or secure the removal of the obstruction.

33.	Remedy breaches

33.1
The Landlord may enter the Property to inspect its condition and state of repair and may give the Tenant a notice of any breach of any of the tenant covenants in this lease relating to the condition or repair of the Property.

33.2
To the extent that the Property is in a state of material or substantial disrepair, if the Tenant has not begun any works needed to remedy that breach within two months following that notice (or if works are required as a matter of emergency, then immediately) or if the Tenant is not carrying out the works with all due speed, then the Landlord may enter the Property and carry out the works needed.

33.3
The costs incurred by the Landlord in carrying out any works pursuant to this clause (and any professional fees and any VAT in respect of those costs) shall be a debt due from the Tenant to the Landlord and payable on demand.

33.4	Any action taken by the Landlord pursuant to this clause shall be without prejudice to the other rights of the Landlord, including those under clause 37.

34.	Indemnity

The Tenant shall keep the Landlord indemnified against all expenses, costs, claims, damage and loss (including any diminution in the value of the interest of the Landlord in the Property and loss of amenity of the Property) arising from any breach of any tenant covenants in this lease, or any act or omission of the Tenant, any undertenant or their respective workers, contractors or agents or any other person on the Property with the actual or implied authority of any of them.

35.	Covenant for quiet enjoyment of the Landlord

The Landlord covenants with the Tenant, that, so long as the Tenant pays the rents reserved by and complies with its obligations in this lease, the Tenant shall have quiet enjoyment of the Property without any lawful interruption by the Landlord or any person claiming under the Landlord.

36.	Guarantee and indemnity

For so long as any guarantor remains liable to the Landlord, the Tenant shall, if the Landlord requests, procure that that guarantor joins in any consent or approval required under this lease and consents to any variation of the tenant covenants of this lease.

37.	Condition for re-entry

37.1	The Landlord may re-enter the Property (or any part of the Property) at any time after any of the following occurs:

(a)	any rent is unpaid 21 days after becoming payable whether it has been formally demanded or not; or

(b)	any breach of any condition, or tenant covenant, in this lease; or

(c)	where the Tenant or any guarantor is a corporation:

(i)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

(ii)	the making of an application for an administration order or the making of an administration order in relation to the Tenant or guarantor; or

(iii)
the giving of any notice of intention to appoint an administrator, or the filing at court of the prescribed documents in connection with the appointment of an administrator, or the appointment of an administrator, in any case in relation to the Tenant or guarantor; or

(iv)	the appointment of a receiver or manager or an administrative receiver in relation to any property or income of the Tenant or guarantor; or

(v)
the commencement of a voluntary winding-up in respect of the Tenant or guarantor, except a winding-up for the purpose of amalgamation or reconstruction of a solvent company in respect of which a statutory declaration of solvency has been filed with the Registrar of Companies; or

(vi)	the making of a petition for a winding-up order or a winding-up order in respect of the Tenant or guarantor; or

(vii)	the striking-off of the Tenant or guarantor from the Register of Companies or the making of an application for the Tenant or the guarantor to be struck-off; or

(viii)	the Tenant or the guarantor otherwise ceasing to exist; or

(d)	where the Tenant or any guarantor is an individual:

(i)	the taking of any step in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant or guarantor; or

(ii)	the presentation of a petition for a bankruptcy order or the making of a bankruptcy order against the Tenant or guarantor.

37.2
If the Landlord re-enters the Property (or any part of the Property) pursuant to this clause 37, this lease shall immediately end, but without prejudice to any right or remedy of the Landlord in respect of any breach of covenant by the Tenant or any guarantor.

38.	Liability

38.1
At any time when the Landlord, the Tenant or a guarantor is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this lease. The Landlord may release or compromise the liability of any one of those persons comprising the Tenant or guarantor or grant any time or concession to any one of them without affecting the liability of any other of them.

38.2	The obligations of the Tenant arising by virtue of this lease are owed to the Landlord and the obligations of the Landlord are owed to the Tenant.

38.3
In any case where the facts are or should reasonably be known to the Tenant, the Landlord shall not be liable to the Tenant for any failure of the Landlord to perform any landlord covenant in this lease unless and until the Tenant has given the Landlord notice of the facts that give rise to the failure and the Landlord has not remedied the failure within a reasonable time.

39.	Entire agreement and exclusion of representations

39.1
This lease constitutes the entire agreement and understanding of the parties relating to the transaction contemplated by the grant of this lease and supersedes any previous agreement between the parties relating to the transaction.

39.2	The Tenant acknowledges that in entering into this lease it is not relying on, nor shall have no remedy in respect of, any statement or representation made by or on behalf of the Landlord.

39.3	Nothing in this lease constitutes or shall constitute a representation or warranty that the Property may lawfully be used for any purpose allowed by this lease.

39.4	Nothing in this clause shall, however, operate to limit or exclude any liability for fraud.

40.	Notices, consents and approvals

40.1	Except where this lease specifically states that a notice need not be in writing, or where notice is given in an emergency, any notice given pursuant to this lease shall be in writing.

40.2
A written notice shall be delivered by hand or sent by pre-paid first class post or registered post. A correctly addressed notice sent by pre-paid first class post shall be deemed to have been delivered at the time at which it would have been delivered in the normal course of the post.

40.3	Section 196 of the Law of Property Act 1925 shall otherwise apply to notices given under this lease.

40.4	Where the consent of the Landlord is required under this lease, a consent shall only be valid if it is given by deed, unless:

(a)	it is given in writing and signed by a person duly authorised on behalf of the Landlord; and

(b)	it expressly states that the Landlord waives the requirement for a deed in that particular case,

If a waiver is given, it shall not affect the requirement for a deed for any other consent.

40.5	Where the approval of the Landlord is required under this lease, an approval shall only be valid if it is in writing and signed by or on behalf of the Landlord, unless:

(a)	the approval is being given in a case of emergency; or

(b)	this lease expressly states that the approval need not be in writing.

40.6
If the Landlord gives a consent or approval under this lease, the giving of that consent or approval shall not imply that any consent or approval required from a third party has been obtained, nor shall it obviate the need to obtain any consent or approval from a third party.

41.	Governing law and jurisdiction

41.1	This lease shall be governed by and construed in accordance with the law of England and Wales.

41.2
The parties irrevocably agree to submit to the exclusive jurisdiction of the courts of England and Wales over any claim or matter arising under or in connection with this lease or the legal relationships established by it.

42.	Contracts (Rights of Third Parties) Act 1999

A person who is not party to this lease shall not have any rights under or in connection with this lease by virtue of the Contracts (Right of Third Parties) Act 1999.

43.	Landlord and Tenant (Covenants) Act 1995

This lease creates a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

44.	Break Clause

If the Tenant wishes to determine this lease at any time from 12th May 2011 and gives to the Landlord not less than 6 month's notice of that wish and up to the date of determination pays the Annual Rent and Service Charge and is not in material breach of any material covenant in this lease, then on expiry of the notice the Term is to cease and determine immediately, but without prejudice to any rights or remedies that may have accrued.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Schedule

Alterations permitted under this Lease

1.           Tenant to form opening between Unit 7 and 8

Signed as a deed by Quentin King	/s/ Quentin King
in the presence of:
/s/Mark Poulton
Name: Mark Poulton
Address: 28-30 Hyde Gardens Eastbourne, BN21 4PX

Signed as a deed by Clean Power Technologies Limited acting by:	/s/Abdul Mitha
Director/Secretary